INVESTMENT AGREEMENT

         THIS INVESTMENT AGREEMENT (this "Agreement") is by and between National Auto Finance Company, Inc., a Delaware corporation, (the "Company"), and FSA Portfolio Management Inc., a New York corporation (the "Investor").

                                     RECITAL

         WHEREAS, pursuant to that certain letter agreement, dated as of October 1, 1997, from Financial Security Assurance Inc. ("FSA") to the Company and National Financial Auto Funding Trust ("Funding Trust"), FSA permanently waived all Insurance Agreement Events of Default that occurred prior to October 1, 1997 under that certain Insurance and Indemnity Agreement among FSA, Funding Trust and the Company, dated as of November 21, 1995, as amended (the "1995-1 Trust Insurance Agreement"), with respect to the National Auto Finance 1995-1 Trust (the "1995-1 Trust"), and the consequences thereof, including, without limitation, (a) FSA's right to receive any Premium Supplement and (b) the occurrence of an Event of Default under the Insurance and Indemnity Agreements executed in respect of each of the National Auto Finance 1996-1 Trust (the "1996-1 Trust") and the National Auto Finance 1997-1 Trust arising solely as a result of any such Event of Default under the 1995-1 Trust Insurance Agreement, and (ii) waived any right that it may have to receive any Premium Supplement in respect of such Insurance Agreement Events of Default occurring on any date up through and including March 31, 1998 (collectively, the "Waivers"); and

         WHEREAS, pursuant to Amendment No. 1 to the Master Spread Account Agreements, and Amendment No. 1 to the Insurance and Indemnity Agreements, each such agreement among Funding Trust, FSA, Harris Trust and Savings Bank, as Collateral Agent ("Harris Trust") and the Company and dated as of October 1, 1997, the Company and FSA have modified the Average Delinquency Ratio, the Average Default Rate and the Average Net Loss Rate, as such percentages are currently set forth in (i) the definition of "Trigger Event") in the Master Spread Account Agreements, as amended, and (ii) the section relating to Events of Default in the Insurance and Indemnity Agreements, as amended, relating to each of the 1995-1 Trust and the 1996-1 Trust, for the period September 1, 1997 through and including May 31, 1998 (collectively, the "Modifications");

         WHEREAS, pursuant to that certain Consent, dated as of October 1, 1997, FSA consented to (i) the Company's execution and delivery of a Pledge Agreement, dated as of October 1, 1997, between the Company and BankBoston, N.A. (the "Pledge Agreement") and the Amendment to Trust Agreements, dated as of October 1, 1997, among the Company, The Chase Manhattan Bank of Delaware, as Trustee, and certain co-trustees, pursuant to which the Company pledged to BankBoston certain assets as collateral for a three-year revolving credit facility extended by BankBoston to the Company, and
(ii) the transfer or assignment of certain assets following any enforcement by BankBoston of its rights and remedies under the Pledge Agreement;

         WHEREAS, in connection with and in furtherance of the various actions described in the preceding recitals, the Company agreed to engage FSA for the issuance of a Financial Guaranty Insurance Policy in connection with the next issuance of automobile loan asset- backed certificates or automobile receivables-backed notes, as the case may be, by or on behalf of the Company; and

         WHEREAS, each of the (i) waivers, (ii) amendments, (iii) consents and
(iv) other agreements described in the preceding recitals, and described in that certain Summary of Principal Terms for Waivers, Consents and Amendments, dated as of October 1, 1997, between the Company and FSA, was required in order for FSA to consider an engagement for the issuance of a Financial Guaranty Insurance Policy in connection with such next securitization transaction.

         NOW, THEREFORE, in connection with and in consideration of the actions and agreements described in the foregoing recitals, and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                               ISSUANCE OF SHARES

         1.1 Issuance of Shares. In reliance upon the representations and warranties of the Company and the Investor contained herein, the Company hereby agrees to issue to the Investor 100,000 shares (the "Shares") of common stock of the Company, par value $0.01 per share (the "Common Stock") contemporaneously with the execution of this Agreement.

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         2.1 The Investor hereby represents and warrants to the Company as follows:

                  (a)      Authorization:  No Conflict.

                           (i)      The Investor has full corporate power and
authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by the Investor of its obligations hereunder have been duly



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

authorized by the Board of Directors of the Investor and no further action or approval, corporate or otherwise, by the Investor, its Board of Directors or its stockholders is required in order to constitute this Agreement as a binding and enforceable obligation of the Investor.

                           (ii)     The execution, delivery and performance by
the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (x) contravene or conflict with the charter or bylaws of the Investor, (y) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Investor, or (z) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Investor or to a loss of any benefit to which the Investor is entitled under any provision of any agreement, contract or any franchise, license, permit, order, approval, or other similar authorization held by the Investor.

                  (b) Investigation. The Investor acknowledges that the Investor has been afforded the opportunity to ask such questions as the Investor has deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of investing in the Shares. The Investor further represents and warrants that the Investor has received all documents and information relating to an investment in the Shares requested by or on behalf of the Investor as the Investor has deemed appropriate in making a decision to invest in the Shares.

                  (c) Purchase for Investment. Investor is acquiring the shares for Investor's own account for investment, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                  (d) Accredited Investor. The Investor represents and warrants that it is an "accredited investor" as defined in Rule 501(a) of regulation D under the Securities Act.

                  (e) Private Placement. The Investor acknowledges that the Shares have not been registered under the Securities Act and understands that the Shares must be held indefinitely unless (i) they are subsequently registered under the Securities Act or (ii) such sale is permitted pursuant to an available exemption from such registration requirement, as evidenced by a legal opinion reasonably satisfactory to the Company. The certificate(s) representing the Shares and each certificate issued to any subsequent transferee of the Shares shall bear a legend in substantially the following form (unless transferred in the manner described in the following legend):




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

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE ASSIGNED, EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (II) PURSUANT TO RULE 144 UNDER SUCH ACT, OR (III) UPON THE FURNISHING TO THE COMPANY BY THE HOLDER OF THIS CERTIFICATE OF AN OPINION OF COUNSEL (OR OTHER EVIDENCE) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS NOT REQUIRED TO BE REGISTERED UNDER SUCH ACT OR ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  3.1 The Company hereby represents and warrants to, and agrees with, the Investor as follows:

                           (a)      Corporate Organization.  The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease its properties and to carry on its business and as in the places where such properties are now owned or leased or such business is now being conducted.

                           (b)      Authorization; No Conflict.

                                    (i)     The Company has full corporate power
and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by the Board of Directors of the Company and no further action or approval, corporate or otherwise, by the Company, its Board of Directors or its stockholders is required in order to constitute this Agreement as a binding and enforceable obligation of the Company.

                                    (ii)    The execution, delivery and
performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (x) contravene or conflict with the charter or bylaws of the Company, (y) contravene or conflict with or constitute a violation of any provision of



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

any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, or (z) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract or any franchise, license, permit, order, approval, or other similar authorization held by the Company.

                           (c)      Capitalization of the Company.  As of the
date hereof, there are: (i) 20,000,000 shares of Common Stock authorized, of which (A) 7,026,000 shares are issued and outstanding and (B) 500,000 shares are reserved for issuance upon the exercise of options granted from time to time under the Company's 1996 Share Incentive Plan, of which options for 371,000 shares have been granted, and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, authorized, 2,400 of which are designated as Series A Preferred Stock, of which 2,295 shares were issued and outstanding. The Shares issued pursuant to this Agreement are duly authorized, validly issued, fully paid and non-assessable and have not been issued in violation of any preemptive rights.

                                  MISCELLANEOUS

                  4.1 Notices. Any notice or other communication given pursuant to this Agreement must be in writing and (a) delivered personally, (b) sent by facsimile or other similar facsimile transmission, (c) delivered by overnight express, or (d) sent by registered or certified mail, postage prepaid, to the Company at 621 N.W. 53rd Street, Suite 200, Boca Raton, Florida 33487, Attn:
Keith B. Stein, Vice Chairman, telecopier no.: (800) 436- 4178, and to the Investor at 350 Park Avenue, New York, New York 10022, Attn: Roger K. Taylor, Managing Director, telecopier no.: (212) 755-5165, and Bruce E. Stern, Managing Director, General Counsel and Secretary, telecopier no.: (212) 339-3529.

                  4.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  4.3 No Assignment; Successors and Assigns. This Agreement shall be binding upon the Company, the Investor and their respective successors and assigns.

                  4.4 Duplicate Originals. The Company and the Investor may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.




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

                  4.5 Severability. In any case provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

                  4.6 No Waivers; Amendments. No failure or delay on the part of the Company or the Investor in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy at law or in equity or otherwise. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Investor.

             [The remainder of this page intentionally left blank.]




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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of October ___, 1997.

                                        NATIONAL AUTO FINANCE
                                        COMPANY, INC.



                                        By:
                                        Name: Keith B. Stein
                                        Title: Vice Chairman and Treasurer


                                        FSA PORTFOLIO MANAGEMENT INC.


                                        By:
                                        Name:   Bruce E. Stern
                                        Title:     Managing Director




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